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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Galileo Electro-Optics Corporation 1996 Director Stock Option Plan of our report dated October 20, 1995 with respect to the consolidated financial statements and financial statement schedules of Galileo Electro-Optics Corporation for the year ended September 30, 1995 included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP


Providence, Rhode Island
April 9, 1996


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